UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 30, 2019

Newgioco Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50045	33-0823179
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4, Canada

(Address of Principal Executive Offices)

+39 391 306 4134

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 30, 2019 (the “Closing Date”), Newgioco Group, Inc. (the “Company”), closed the transactions contemplated by the Share Purchase Agreement (the “Purchase Agreement”) dated January 17, 2019 with the selling shareholders set forth therein (the “Sellers”) and acquired all of the issued and outstanding ordinary shares of Virtual Generation Limited, a company organized under the laws of Republic of Malta (“VG”) that owns and has developed a virtual gaming software platform (“VGS”), together with all the ordinary shares of Naos Holding Limited, a company organized under the laws of Republic of Malta (“Naos”) that owns 3,999 of the 4,000 issued and outstanding ordinary shares of VG. The Sellers include Mr. Luca Pasquini, the Company’s Chief Technology Officer and a member of the Company’s board of directors, and Mr. Gabriele Peroni, the Company’s Vice President of Business Development, each of whom owns 800 ordinary shares of Naos (20% of the issued and outstanding shares of Naos).

VG is a Gaming Laboratories International (GLI) certified virtual sports and gaming software developer with a portfolio of products including: greyhound and horse racing; league play football (i.e., soccer), keno; and American Roulette. In addition, VG’s platform allows for customization for country specific sports generation including applications in Latin American and African markets as well as unique U.S. Tribal Games tailored for the U.S. Tribal gaming market.

VG’s operations, which have been running on the Company’s ELYS betting platform have grown in the highly competitive virtual sports market from approximately 67,000 tickets in 2014 to over 20 million bet tickets traded in 2018. VG now operates in 12 countries including: Italy; Peru; Nigeria; Paraguay; Albania; Honduras; Colombia; Mexico; Dominican Republic; Uganda; Nicaragua; and Turkey.

Pursuant to the Purchase Agreement, on the Closing Date, the Company paid the Sellers the previously agreed to Four Million Euro (€4,000,000) in consideration for all the ordinary shares of VG and Naos, which was paid on the Closing Date as follows:

(i)	a cash payment of One Hundred and Eight Thousand Euro (€108,000);
(ii)	the issuance of shares of the Company’s common stock valued at Eighty-Nine Thousand Euro (€89,000); and
(iii)	the delivery of a non-interest bearing promissory note (the “Promissory Note”) providing for the payment of (a) an aggregate of €2,392,000 in cash in 23 equal and consecutive monthly instalments of €104,000 with the first such payment due and payable on the date that is one (1) month after the Closing Date; and (b) an aggregate of €1,411,000 in shares of the Company’s common stock in seventeen (17) equal and consecutive monthly instalments of €83,000 as determined by the average of the closing prices of such shares on the last ten (10) trading days immediately preceding the determination date of each monthly issuance, commencing on March 1, 2019.

In addition, pursuant to the terms of the Purchase Agreement, the Company agreed to pay the Sellers as an earn-out payment in shares of the Company’s common stock within 1 month from the end of the business year 2019 equal to an aggregate amount of €500,000, if the amounts of bets made by the users through the VGS platform related to the 2019 fiscal year of the Company is at least 5% higher than the amounts of bets made by the users through the VGS platform related to the 2018 fiscal year of the Company.

The Purchase Agreement contains customary representations, warranties and covenants of the Company and the Sellers. Subject to certain customary limitations, the parties thereto have agreed to indemnify each other against certain losses related to, among other things, breaches of their representations and warranties and the failure to perform their covenants or obligations under the Purchase Agreement.

The foregoing summary of the Purchase Agreement and Promissory Note do not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is incorporated by reference herein and the form of Promissory Note that is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 2.03. Creation of a Direct Financial obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01. Other Events.

On February 4, 2019, the Company issued the press release attached hereto as Exhibit 99.1 announcing the closing of the transactions contemplated by the Purchase Agreement.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed with the Securities and Exchange Commission if deemed to be required within the requisite filing period.

(b) Pro forma financial information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed if deemed to be required within the requisite filing period.

(d) Exhibits.

10.1	Share Purchase Agreement, dated January 17, 2019, by and among Newgioco, Inc. and the stockholders of Virtual Generation Limited and Naos Holding Limited party thereto (Incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on January 22, 2019 (File No. 000-50045).

10.2	Form of Promissory Note, dated January 30, 2019, in the principal amount of €2,392,000.

99.1	Newgioco Group, Inc. press release, dated February 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2019	Newgioco Group, Inc.

By: /s/ Michele Ciavarella
Name: Michele Ciavarella
Title: Chief Executive Officer